Exhibit (a)(1)

CERTIFICATE OF TRUST

OF

AMG COMVEST SENIOR LENDING FUND

This Certificate of Trust of AMG Comvest Senior Lending Fund (the “Trust”) has been duly executed and is being filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is “AMG Comvest Senior Lending Fund”.

2. Registered Agent. The business address of the registered agent and registered office of the Trust in the State of Delaware is do Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The name and address of the Trust’s registered agent for service of process in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

4. Registered Investment Company. Pursuant to 12 Del. C, §3807(b), the Trust intends to become a regulated business development company under the Investment Company Act of 1940, as amended (15 U.S.C. §§80a-1 et seq.), within 180 days following the first issuance of beneficial interests.

IN WITNESS WHEREOF, the undersigned trustees have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

By:	/s/ Eric Rakowski
Name: Eric Rakowski, not in his individual capacity but solely as trustee

By:	/s/ Peter MacEwen
Name: Peter MacEwen, not in his individual capacity but solely as trustee

By:	/s/ Robert O’Sullivan
Name: Robert O’Sullivan, not in his individual capacity but solely as trustee

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

STATUTORY TRUST PURSUANT TO

SECTION 3820 OF THE DELAWARE

STATUTORY TRUST ACT

This Certificate of Conversion to a Delaware statutory trust, dated as of October 24, 2023, is hereby executed and filed by Comvest Credit Partners BDC Fund, L.P., a limited partnership organized under the laws of Delaware (the “Company”), to convert the Company to a Delaware statutory trust named AMG Comvest Senior Lending Fund (the “Statutory Trust”) pursuant to Section 3820 of the Delaware Statutory Trust Act.

1. The jurisdiction in which the Company was formed is Delaware.

2. The jurisdiction of the Company immediately prior to filing this Certificate of Conversion is Delaware.

3. The date the Company was formed is June 28, 2023.

4. The name of the Company immediately prior to filing this Certificate of Conversion is Comvest Credit Partners BDC Fund, L.P.

5. The name of the Statutory Trust as set forth in the Certificate of Trust is AMG Comvest Senior Lending Fund.

6. This Certificate of Conversion shall become effective on October 24, 2023 at 12:01 a.m. Eastern Standard Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being duly authorized by the Company has executed this Certificate of Conversion to a Delaware statutory trust as of the 24th day of October, 2023.

COMVEST CREDIT BDC GP, L.P.

By: Comvest Credit BDC UGP, LLC, its general partner

By:	/s/ Cecilio M. Rodriguez
Name: Cecilio M. Rodriguez
Title: CFO

[Signature Page to Comvest Credit Partners BDC Fund, L.P. Certificate of Conversion]

CERTIFICATE OF LIMITED PARTNERSHIP

OF

COMVEST CREDIT PARTNERS BDC FUND, L.P.

This Certificate of Limited Partnership of Comvest Credit Partners BDC Fund, L.P. (the “Partnership”) has been duly executed and is being filed by the undersigned to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) and, the undersigned hereby certifies that:

FIRST: The name of the Partnership is: “Comvest Credit Partners BDC Fund, L.P.”

SECOND: The address of the registered office of the Partnership in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: The name and mailing address of the General Partner is as follows:

NAME	ADDRESS
Comvest Credit BDC GP, L.P.	360 S. Rosemary Avenue, Suite 1700
West Palm Beach, FL 33401

IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Limited Partnership of Comvest Credit Partners BDC Fund, L.P. as of this 28 day of June, 2023.

COMVEST CREDIT BDC GP, L.P., as general partner

By: Comvest Credit BDC UGP, LLC, as general partner

By: Comvest Group Holdings II LP, as managing member

By: Comvest Group Holdings LP as general partner

By: Comvest Group GP LLC as general partner

By:	/s/ Cecilio M. Rodriguez
Name:	Cecilio M. Rodriguez
Title:	Authorized Signatory